Exhibit 10.6

Execution Version

PURCHASE AND EXCHANGE AGREEMENT

PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”), dated as of May 13, 2020, by and among Sunnova Energy International Inc., a Delaware corporation (the “Company”) and the entities listed on the signature pages hereto or who become parties to this Agreement via a Joinder in connection with any Transfers of Notes or Transfers by the Investors of the option to purchase Additional Notes set forth in Section 1.3 hereof (including the Existing Investors (as defined below), the “Investors” and, together with the Company, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto and the rules of construction applicable to this Agreement are set forth in Annex B.

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth in this Agreement, the Company may issue and sell to the Investors, and the Investors shall thereupon purchase from the Company, up to $185,000,000 aggregate principal amount of the Company’s 9.75% convertible senior unsecured notes due 2025 issuable in accordance with the Indenture (the “Purchased Notes” and together with the Exchanged Notes (as herein defined), the “Notes”);

WHEREAS, the Company has outstanding 7.75% convertible senior unsecured notes due 2027 (the “Existing Notes”) issued pursuant to that certain indenture, dated as of December 23, 2019, between the Company and Wilmington Trust, National Association, as trustee (the “Existing Trustee”), held by the Existing Investors (as defined below);

WHEREAS, each of the Magnetar Investors, Tortoise Energy Infrastructure Corp., Tortoise Midstream Energy Fund, Inc., Tortoise Power and Energy Infrastructure Fund, Inc., Tortoise Direct Opportunities Fund II, LP, Tortoise Essential Assets Income Term Fund and Principal Diversified Select Real Asset Fund (the “Tortoise Investors” and, together with the Magnetar Investors, the “Existing Investors”), desire to deliver to the Company the principal amount of the Company’s outstanding Existing Notes in exchange for an equal principal amount of Notes (the “Exchange” and such Notes, the “Exchanged Notes”);

WHEREAS, on the Closing Date (as defined below), the Company is entering into that certain indenture (the “Indenture”), to be dated as of the Closing Date with Wilmington Trust, National Association, as trustee (the “Trustee”), in connection with the issuance of the Notes hereunder, which shall be substantially in the form attached hereto as Annex C;

WHEREAS, pursuant to and subject to the Indenture, the Notes shall be convertible on the terms and conditions set forth therein, into shares of the common stock of the Company, par value $0.0001 per share (the “Common Stock”);

WHEREAS, on the Closing Date, the Company and Investors are entering into that certain registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, in connection with the Company’s obligation to file a shelf registration statement for the resale of the Common Stock to be received by the holders of the Notes upon the conversion of the Notes pursuant to the Indenture, which shall be substantially in the form attached hereto as Annex D;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

1

WHEREAS, on the Closing Date, the Company, the Investors and the stockholders party to the Second Amended and Restated Registration Rights Agreement are entering into that certain First Amendment to the Second Amended and Restated Registration Rights Agreement (the “Amendment to Registration Rights Agreement”), to be dated as of the Closing Date, to provide the Investors with certain demand and piggyback registration rights, subject to certain limitations set forth therein, which shall be substantially in the form attached hereto as Annex E;

WHEREAS, the Company is party to that certain Purchase Agreement, dated as of December 20, 2019, by and among the Company and the Existing Investors (as amended, supplemented or otherwise modified from time to time, the “Existing Purchase Agreement”);

WHEREAS, in connection with the Exchange, the Existing Investors and the Company desire to terminate the Existing Purchase Agreement; and

WHEREAS, on the Closing Date, Kayne Multiple Strategy Fund, L.P., Kayne Solutions Fund, L.P. (acting through Kayne Solutions Marketable Securities, LLC as its nominee) and San Bernardino County Employees’ Retirement Association, and TFGI Holdings LLC (the “Kayne Investors”) and the Company are entering into that certain board designation agreement (the “Board Designation Agreement”), to be dated as of the Closing Date, pursuant to which the Kayne Investors shall have certain rights to appoint one observer to the board of directors of the Company or, in certain circumstances, to nominate one member to the board of directors of the Company, subject to the limitations and qualifications set forth in the Board Designation Agreement, which shall be substantially in the form attached hereto as Annex F.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Purchase and Sale of Notes. Upon the terms and subject to the conditions and limitations of this Agreement, on the Closing Date, the Company will issue and sell to each Investor, and each Investor will purchase, the Purchased Notes (the “Initial Notes”) in the aggregate principal amount of the commitment set forth next to such Investor’s name on Exhibit A (with respect to each Investor, its “Purchase Commitment”). The Company and the Investors agree that (a) the aggregate principal amount of the Initial Notes issued on the Closing Date is $130,000,000 and (b) the Purchased Notes shall be sold at a purchase price of 95% of the principal amount thereof. The obligations of each Investor hereunder shall be several and not joint.

Section 1.2 Closing Date. This Agreement shall become effective and binding on the date hereof upon the delivery of counterpart signature pages of this Agreement executed by each of the parties hereto. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Notes (the “Closing”) shall take place as soon as reasonably practicable thereafter following the execution and delivery of each of the Indenture, the Registration Rights Agreement, the Amendment to Registration Rights Agreement, the Board Designation Agreement, the payment by each Investor of its respective Purchase Commitment and all other documents, instruments and writings required to be delivered on the Closing Date to the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002, at 11:00 a.m., Houston time, but in no event

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

later than May 14, 2020, or as may extended upon the mutual agreement of the Parties (the “End Date”). In consideration of and in express reliance upon the representations, warranties and covenants, and otherwise upon the terms and subject to the conditions, of this Agreement at the Closing Date, the Company will issue and sell to each Investor, and each Investor agrees to purchase from the Company, the Initial Notes in respect of the Purchase Commitment in the amount next to such Investor’s name on Exhibit A hereto.

Section 1.3 Additional Notes. In addition, upon the terms and subject to the conditions and limitations of this Agreement, the Company hereby grants an option to each Option Holder (each, an “Option”), severally and not jointly, to purchase a portion of $60,000,000 in principal amount of Notes (the “Additional Notes”), in the amount set forth in Exhibit D opposite the name of such Option Holder, for a purchase price equal to 95% of the principal amount of Additional Notes purchased by such Option Holder, plus any accrued but unpaid interest on such Additional Notes through, but excluding, the applicable Date of Delivery (as defined below). The Option hereby granted to each Option Holder will expire on the thirtieth day (the “Option Expiration Date”) following the Closing Date and may be exercised by such Option Holder in whole or in part upon written notice to the Company setting forth the aggregate principal amount of Additional Notes as to which such Option Holder is then exercising its Option; provided that, (a) each Option Holder shall provide notice to each other Option Holder no later than three Business Days prior to the Option Expiration Date of the amount of any Additional Notes for which such Option Holder has elected to not exercise its Option and (b) any other Option Holder may elect to purchase all or any portion of any unpurchased Additional Notes on a pro rata basis with all other Option Holders that elect to purchase such unpurchased Additional Notes in proportion to the principal amount of Additional Notes such Option Holder was initially entitled to under this Agreement by delivering notice to the Company on or before the date that is one (1) Business Day following the Option Expiration Date. The Option may be transferred in whole or in part to (i) any Investor or any of their respective Affiliates, subject to Section 8.7 hereof, by written notice to the Company or (ii) an investor who is reasonably acceptable to the Company and who executes a Joinder as of the effective date of such Transfer. Any such Joinder or written notice, as applicable, will set forth the aggregate principal amount of Additional Notes as to which such Option Holder is then transferring such Option. The time and date of delivery of any Notes for which any such Option has been exercised (a “Date of Delivery”) shall be determined by the Company, but shall not be later than three (3) Business Days after the exercise of such Option or such later date as is specified in the notice as may be required by the Option Holder to call capital to fund the purchase of Additional Notes.

In the event that any or all of the Additional Notes are purchased by the Option Holders, payment of the purchase price (which shall include a payment of any accrued but unpaid interest on the Additional Notes through, but excluding, the applicable Date of Delivery) for, and delivery of, such Additional Notes shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Option Holder and the Company, on each Date of Delivery as specified in the notice from the applicable Option Holder to the Company.

Section 1.4 Settlement. The payment for, against delivery of, Initial Notes in respect of the Purchase Commitment shall be settled on the Closing Date. The payment for, against delivery of, Additional Notes shall be settled on each applicable Date of Delivery. On the Closing Date and each Date of Delivery, each Investor or Option Holder, as applicable shall provide payment for the applicable Initial Notes or Additional Notes, as applicable, to the Company’s account designated in writing by wire transfer of immediately available funds and, immediately upon receipt of such funds, the Company shall, or shall cause the Trustee to, deliver the Initial Notes or Additional Notes, as applicable, as provided in the Indenture.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ARTICLE II

EXCHANGE OF NOTES

Section 2.1 Exchange of Notes. Upon and subject to the terms set forth in this Agreement, on the Closing Date, the Existing Investors will exchange their Existing Notes in the aggregate principal amounts set forth on Exhibit A (such principal amount with respect to each Existing Investor, its “Exchange Commitment”) for a like principal amount of Exchanged Notes as set forth on Exhibit A.

Section 2.2 Accrued and Unpaid Interest. Upon and subject to the terms set forth in this Agreement, on the Closing Date, the Company hereby agrees to pay to each Existing Investor an amount in cash equal to the accrued but unpaid interest, if any, on such Existing Notes as set forth on Exhibit A under the heading “Interest Settlement” (such amount, the “Interest Settlement”).

Section 2.3 Closing. The closing of the Exchange shall occur on the Closing Date. On the Closing Date, (a) each Existing Investor shall deliver or cause to be delivered to the Company all right, title and interest in and to its Existing Notes as specified on Exhibit A hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem reasonably necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Existing Notes, free and clear of any Liens and (b) the Company shall deliver to each Existing Investor its principal amount of Exchanged Notes and the Interest Settlement, if any, as specified on Exhibit A hereto. The cancellation of the Existing Notes shall be effected via DWAC pursuant to the instructions to be provided by the Trustee. Upon the Closing Date, the Company shall deliver the applicable Interest Settlement amounts listed on Exhibit A hereto, using the corresponding wire instructions set forth on Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly and with respect to itself only, hereby makes the following representations and warranties to the Company:

Section 3.1 Organization and Standing of the Investor. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

Section 3.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Notes in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further consent or authorization for the Investor is required. This Agreement has been duly executed and delivered by the Investor. This Agreement

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application or as rights to indemnification may be limited by public policy (the “Enforceability Exceptions”).

Section 3.3 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (a) result in a violation of the Investor’s charter documents, bylaws or other applicable organizational documents, (b) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Investor is a party or is bound, (c) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (d) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (b), (c) and (d), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to acquire the Notes in accordance with the terms of the Transaction Documents.

Section 3.4 Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Notes which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors. The Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company and to review the Company’s filings with the Commission. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Investor is aware of all of its obligations under U.S. federal and applicable state securities laws and all rules and regulations promulgated thereunder in connection with this Agreement and the transactions contemplated hereby and the purchase and sale of the Notes. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Notes and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Investor has not been induced by, and is not relying, and has not relied, upon, any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives regarding the transactions contemplated hereby, except for (A) the reports filed (not furnished) by the Company with the Commission under the Exchange Act since January 1, 2020 and (B) the representations and warranties made by the Company in Article IV of this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 3.5 Securities Act. The Investor is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act). The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Notes. The Investor understands and acknowledges that the Securities are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the initial offering and issuance of the Securities has not been registered under the Securities Act or any other securities law, and (i) if, subject to the limitations herein or in the Indenture, as applicable, in the future it decides to resell, pledge or otherwise transfer any Securities that it purchases hereunder, those Securities, as applicable, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only pursuant to an applicable exemption from registration under the Securities Act in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and (ii) it will, and each subsequent holder of any of the Securities, as applicable, that it purchases in this offering is required to, notify any subsequent purchaser of such Securities, as applicable, from it or subsequent holders, as applicable, of the resale restrictions referred to in clause (i) of this sentence. The Investor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act and is aware that the sale of the Securities to it is being made in reliance on a private placement exemption from registration under the Securities Act. The Investor understands that there is no public trading market for the Notes, that none is expected to develop and that the Notes must be held indefinitely unless and until the Notes are registered under the Securities Act or an exemption from registration is available. Such Investor has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act. The Investor will cooperate reasonably with the Company to provide any information necessary for any applicable securities filings as required by the Transactions contemplated in this Agreement.

The Investor acknowledges and understands that the Notes are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company and its counsel will rely upon the truth and accuracy of the foregoing representations and acknowledgements.

Section 3.6 Title to the Exchanged Notes. To the extent the Investor is an Existing Investor, (a) the Investor is the sole legal and beneficial owner of the Existing Notes set forth opposite its name on Exhibit A hereto; (b) the Investor has good, valid and marketable title to its Existing Notes, free and clear of any Liens (other than pledges or security interests that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker); (c) the Investor has not, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Existing Notes or its rights in its Existing Notes or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Existing Notes; and (d) upon the applicable Investor’s delivery of its Existing Notes to the Company pursuant to the Exchange, such Existing Notes shall be free and clear of all Liens created by the Investor or any other person acting for the Investor.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As of the date hereof, the Company represents and warrants to the Investors as follows:

Section 4.1 Organization, Good Standing and Power. The Company and each Subsidiary is duly organized and are validly existing under the laws of their respective jursidictions of organization. The Company and each Significant Subsidiary is in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.2 Due Authorization. The Company has full corporate right, power and authority to issue, sell and deliver the Notes, in accordance with and upon the terms and conditions set forth in this Agreement. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Notes, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby has been validly taken. No approval from the holders of outstanding Common Stock is required under the provisions of the charter or by-laws or similar organizational documents of the Company or the rules and regulations of the NYSE in connection with the Company’s issuance and sale of the Notes and Common Stock to the Investors. Each of the Transaction Documents has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Closing, will be, validly executed and delivered by the Company, and constitutes, or will constitute, the legal, valid and binding obligations of the Company (assuming the due authorization, execution and delivery thereof by the Investors and the Trustee, as applicable), enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions.

Section 4.3 Capitalization and Valid Issuance of Notes.

(a) The authorized Equity Interests of the Company consist of 1,000,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. At the close of business on May 12, 2020, there were 84,206,290 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All outstanding equity securities of the Company are duly authorized, validly issued, fully paid and non-assessable.

(b) The Notes being purchased by the Investors hereunder have been duly authorized by the Company and, when issued and delivered by the Company in accordance with this Agreement against payment of the consideration set forth herein, will be valid and enforceable obligations of the Company, subject to the Enforceability Exceptions.

(c) There are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Notes; and, except (i) for the Notes to be issued pursuant to this Agreement, (ii) for awards issued pursuant to the Company’s long-term incentive plan (the “2019 Long-Term Incentive Plan”), or (iii) as disclosed in the Company SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests in the Company are outstanding.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(d) When the Notes are issued and sold pursuant to this Agreement and the Indenture, the maximum number of shares of Common Stock issuable in respect of the Notes will be duly authorized and reserved and, when the Common Stock is issued in accordance with the terms of the Indenture, it will be validly issued, fully paid and non-assessable and will be free and clear of any and all liens and restrictions on transfer, other than (i) restrictions on transfer under the Delaware General Corporation Law or applicable state and federal securities laws and (ii) such Liens as are created by the Investors.

Section 4.4 No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated by the Transaction Documents, except (a) as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement and the Amendment to the Registration Rights Agreement, (b) as may be required under the state securities or “Blue Sky” Laws, (c) as may be required by the rules and regulations of the NYSE, (d) the filing of a Supplemental Listing Application with the NYSE or (e) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.5 No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes, the issuance of the Common Stock underlying the Notes and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any Law or statute applicable to the Company or any of its Subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (i) and (iii) above, and with respect to the Company’s Subsidiaries in the case of clause (ii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair or delay the ability of the Company to perform its obligations under this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 4.6 Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title (in fee simple, in the case of real property) to, or have valid rights to lease or otherwise use or access, all items of real and personal property that are necessary to the respective businesses of the Company and its Subsidiaries taken as a whole (other than with respect to Intellectual Property, title to which is addressed exclusively in Section 4.8 below), in each case subject to any site access rights (whether construed as leases, easements, licenses or rights of way) under the Company’s customer agreements and such other exceptions that do not materially affect the value of such property and buildings or materially interfere with the use made of such property and buildings by the Company and its Subsidiaries, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 4.7 Litigation(a) . Except as set forth in the Company SEC Documents, as of the date of this Agreement, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property or asset of any such entity is subject, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Transaction Documents or the right of the Company to enter into any of the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

Section 4.8 Intellectual Property. (i) The Company and its Subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the Knowledge of the Company, the Company’s and its Subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its Subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the Knowledge of the Company, the Intellectual Property of the Company and its Subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

Section 4.9 Certain Environmental Matters. (i) The Company and its Subsidiaries (A) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (C) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (i) and (ii) above, for any

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

such matter as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as disclosed in the Company SEC Documents, (A) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries, and (C) none of the Company or its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

Section 4.10 Investment Company Act. The Company is not and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

Section 4.11 Taxes(a) . The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all Tax Returns required to be paid or filed through the date hereof, except in each case as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as otherwise disclosed in the Company SEC Documents, or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

Section 4.12 Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the Company’s reasonable judgment, prudent and customary in the business in which the Company and its Subsidiaries are engaged; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

Section 4.13 Compliance With Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are conducted in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 4.14 Compliance with ERISA. Except, in each case, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “Multiemployer Plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan that is subject to Title IV of ERISA or Section 412 of the Code equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “Multiemployer Plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its Subsidiaries’ most recently completed fiscal year, except, in each case, with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.15 Certain Fees. No fees or commissions are or will be payable by the Company to brokers, finders or investment bankers with respect to the sale of any of the Notes or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 4.16 No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

Section 4.17 No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the Knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is itself the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 4.18 Solvency.

(a) On the Closing Date, immediately after giving effect to the Transactions, (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b) There are no bankruptcy, insolvency, reorganization or receivership proceedings commenced and continuing or, to the Knowledge of the Company, being contemplated or threatened with respect to the Company or any Subsidiary.

Section 4.19 No Solicitation or Integration. (i) Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of purchasers with respect to offers or sales of the Notes; and (ii) the Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its Knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

Section 4.20 Periodic Reports. The Company has filed all reports, proxy statements, forms, and other documents required to be filed by the Company with the Commission pursuant to the Exchange Act in a timely manner and such reports, proxy statements, forms and other documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements and other financial information of the Company included in the Company SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal and recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended. The independent auditor of the Company as of the date of the most recent audited balance sheet of the Company is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

procedures. Since the date of the most recent balance sheet of the Company audited by such auditor, (i) the interactive data in extensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and (ii) based on an annual evaluation of disclosure controls and procedures, except as set forth in the Company SEC Documents, the Company is not aware of (x) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company.

Section 4.21 No Material Adverse Effect. Except as expressly set forth in or contemplated by the Company SEC Documents, since January 1, 2020 through the date hereof, no Material Adverse Effect has occurred.

Section 4.22 Registration. Assuming the accuracy of the representations and warranties of each Investor contained in Article III, the offer, sale and delivery of the Securities pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the Knowledge of the Company, any authorized representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 4.23 Registration Rights Priority. The Company has not granted registration rights that remain outstanding that conflict in any material respect with the rights granted to the Investors pursuant to the Amendment to Registration Rights Agreement or the Registration Rights Agreement, and except for those rights contained in the Company’s Second Amended and Restated Registration Rights Agreement, the Company’s Amended and Restated Piggy-back Registration Rights Agreement and the 2019 Registration Rights Agreement, the Company has not granted registration rights that remain outstanding that (a) are equal or superior in priority to, or otherwise equal to or greater than, in any respect, those contained in the Amendment to Registration Rights Agreement or the Registration Rights Agreement and (b) reduce the aggregate amount of Common Stock that may be registered pursuant to the Amendment to Registration Rights Agreement or the Registration Rights Agreement.

Section 4.24 No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property or asset of the Company or any of its Subsidiaries is subject; or (iii) in violation of any Law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) above, and with respect to the Company’s Subsidiaries in the case of clause (i) above, for any such default or violation that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair or delay the ability of the Company to perform its obligations under the Transaction Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 4.25 No Labor Dispute. As of the date of this Agreement, no labor disturbance by or dispute, action, or similar proceeding with employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is threatened, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.26 Accounting Controls. The Company and its Subsidiaries, taken as a whole, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Subsidiaries, taken as a whole, maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls over financial reporting (it being understood that the Company is not required to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), as of an earlier date than it would otherwise be required to so comply under applicable Law). To the extent known by the Company, the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 4.27 Disclosure Controls. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

Section 4.28 Listing and Maintenance Requirements. The Common Stock is listed on the NYSE, and the Company has not received any notice of delisting. The issuance and sale of the Notes does not contravene NYSE rules and regulations. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the Commission is contemplating terminating such registration.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 4.29 Licenses and Permits. The Company and its Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

Section 4.30 Cybersecurity; Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted. To the knowledge of the Company, the IT Systems are free and clear of all Trojan horses, time bombs, malware and other corruptants designed to permit unauthorized access or activity. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to such IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to such IT Systems or Personal Data. The Company and its Subsidiaries are presently in material compliance with all laws or statutes applicable to the Company or its Subsidiaries and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its Subsidiaries, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Section 4.31 No Side Agreements. There are no agreements by, among or between the Company or any of its Subsidiaries, on the one hand, and any Investor or, to the Knowledge of the Company, any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than this Agreement and the other Transaction Documents, nor promises or inducements for future transactions between or among any of such parties other than as set forth in the Transaction Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ARTICLE V

[Reserved.]

ARTICLE VI

COVENANTS

The Company covenants with each Investor, and each Investor covenants with the Company, severally and not jointly, as follows:

Section 6.1 Future Ratings. While the Notes remain outstanding, if the Company obtains a rating or ratings from a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) for any future indebtedness of the Company incurred after the Closing Date, the Company shall use commercially reasonable efforts to obtain a rating from a nationally recognized statistical rating organization for the Notes; provided, that the Company shall not be required to obtain a rating for the Notes in connection with the incurrence of any future indebtedness, the proceeds of which are used, in whole or in part, to redeem, retire, defease, discharge, or otherwise acquire the Notes.

Section 6.2 Regulatory. Prior to the conversion of any Notes, the Company and the Investors shall, as promptly as reasonably practicable after a good faith request from the Investors (which, for the avoidance of doubt, shall include an explanation by any Investor of its determination that a filing subject to this Section 6.2 is required), (i) make or cause their Affiliates to make any required filings with the U.S. Federal Trade Commission (“FTC”), Department of Justice (“DOJ”) and any other Governmental Entity required under the HSR Act or any other Antitrust Law, with respect to the potential issuance of Common Stock in a conversion and any sale of such Common Stock following a conversion, (ii) provide as promptly as practicable any supplemental information requested in connection with any filing under the HSR Act or any other Antitrust Law; provided the Investors shall not be obligated to make any disclosures in violation of their obligations to their investors; and (iii) use their reasonable best efforts to obtain, or cause to be obtained, all expirations of waiting periods, consents, authorizations, orders and approvals from all governmental entities that may be or become necessary in connection with any filing under the HSR Act or any other Antitrust Law; provided that nothing in this Section 6.2 shall require, or be construed to require, the Investors or any of their Affiliates to agree to (x) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of the Investors or any of their Affiliates; (y) any material conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (z) any material modification or waiver of the terms and conditions of this Agreement. The Company and each Investor shall, and shall cause its Affiliates to, furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act or such other applicable Antitrust Law, and shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and DOJ or other Governmental Entity. Each Investor shall pay for all filing fees for filings for the benefit of such Investor incurred pursuant to this Section 6.2.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ARTICLE VII

CONDITIONS TO THE SALE AND PURCHASE OF THE NOTES

Section 7.1 Conditions Precedent to the Obligation of an Investor to Purchase Notes. The obligation hereunder of the applicable Investor to acquire and pay for the Initial Notes on the Closing Date or the Additional Notes on any Date of Delivery is subject to the satisfaction or waiver at or before the Closing Date or the applicable Date of Delivery of each of the conditions set forth below. These conditions are for each Investor’s sole benefit and may be waived by any Investor, with respect to itself only, at any time in its sole discretion.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date or Date of Delivery, as applicable (unless already qualified by materiality or in all material respects, in which case they shall be true and correct without further qualification).

(ii) Solvency Certificate. The Company shall deliver to the applicable Investor a Solvency Certificate from the Company, dated as of the Closing Date or Date of Delivery, as applicable, in substantially the form of Exhibit B hereto.

(iii) Secretary’s Certificate. A certificate of the Secretary or Assistant Secretary of the Company dated as of the Closing Date or Date of Delivery, as applicable, certifying as to and attaching: (A) a true, correct and complete and in full force and effect as of the Closing Date, copy of the Charter, (B) a true, correct and complete and in full force and effect as of the Closing Date, copy of the bylaws of the Company, (C) true, correct and complete, and in full force and effect as of the Closing Date, resolutions of the board of directors of the Company authorizing and approving the Transaction Documents, the Notes and the transactions contemplated thereby, including the issuance of the Notes to each Investor, and (D) the incumbency of the officers of the Company authorized to execute the Transaction Documents and the Notes.

(iv) Officers’ Certificate. The Company shall deliver an Officers’ Certificate from the Company dated as of the Closing Date or Date of Delivery, as applicable, in substantially the form of Exhibit C hereto.

(v) Opinion of Company Counsel. The Company shall deliver customary opinions addressed to the Investors from Baker Botts L.L.P., counsel to the Company, dated as of the Closing Date or Date of Delivery, as applicable.

(vi) No Default or Event of Default. No Default or Event of Default (each as defined in the Indenture) shall have occurred and be continuing.

(vii) No Material Adverse Change. No change, event, occurrence, effect, fact, circumstance or condition that has had or would reasonably be likely to have a Material Adverse Effect shall have occurred since January 1, 2020, or, following the filing by the Company with the Commission of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2020, March 31, 2020.

(viii) Definitive Documentation. As of the Closing Date or Date of Delivery, as applicable, the Investors shall be reasonably satisfied with the forms and substance of each of the Transaction Documents and shall have received duly executed copies of each Transaction Document, together with the exhibits and schedules thereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(ix) Existing Notes. The Existing Notes must have been accepted by the Company, and the Indenture governing the Existing Notes shall have been satisfied and discharged in accordance with its terms pursuant to customary documentation reasonably satisfactory to the Investors.

(x) Supplemental Listing. The Company shall have received official notice of the approval of the listing of additional shares of Common Stock equal to the maximum number of shares of Common Stock issuable in respect of the Initial Notes or Additional Notes, as applicable, on the NYSE, subject to official notice of issuance.

(xi) KYC. On or prior to the Closing Date or Date of Delivery, as applicable, the Company shall have provided to the Investors all information related to the Company (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Investors at least five (5) Business Days prior to the Closing Date and mutually agreed to be required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Investors.

Section 7.2 Conditions Precedent to the Obligation of the Company to Issue Notes. The obligation of the Company to issue the Initial Notes on the Closing Date or to issue the Additional Notes on any Date of Delivery is subject to the fulfillment (or waiver in the Company’s sole discretion) on or before such date of each of the following conditions:

(i) Payment. Each Investor shall have paid, as applicable, its Purchase Commitment on the Closing Date or the purchase price of its portion of Additional Notes on the Date of Delivery, as applicable, by wire transfer of immediately available funds to the account designated by the Company in writing.

(ii) Cancellation of Existing Notes. Substantially concurrently with the occurrence of the closing, the Existing Notes shall be cancelled following the delivery of the Exchanged Notes via DWAC pursuant to the instructions provided by the Trustee.

(iii) Supplemental Listing. The Company shall have received official notice of the approval of the listing of additional shares of Common Stock equal to the maximum number of shares of Common Stock issuable in respect of the Initial Notes or Additional Notes, as applicable, on the NYSE, subject to official notice of issuance.

(iv) Representations and Warranties. The representations and warranties of the Investors contained in Article III shall be true and correct in all material respects (unless already qualified by materiality or in all material respects, in which case they shall be true and correct without further qualification).

(v) Transaction Documents. The parties to each Transaction Document (other than the Company) shall have duly executed each such Transaction Document (with such changes as may be agreed by the parties hereto and the Company) and each such Transaction Document shall be in full force and effect.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay by wire transfer of immediately available funds to an account designated by the Investors (i) the reasonable and documented out-of-pocket fees and expenses incurred by the Investors (including the reasonable and documented fees, expenses and disbursements of counsel to the Investors reasonably acceptable to the Company), which shall be as of the date hereof one or more attorneys at Kirkland & Ellis LLP in connection with (x) the preparation, negotiation, execution and delivery of this Agreement, the Indenture, the other Transaction Documents and due diligence of the Company, (y) the Investors’ purchase of the Notes and the initial filing of this Agreement and all related documents with the Securities Valuation Office of the National Association of Insurance Commissioners and (z) any and all amendments, consents, waivers or other documents or instruments relating thereto (whether or not such amendments, consents or waivers become effective); provided, further, that the Company shall not be required to reimburse the Investors’ expenses incurred in connection with the initial negotiation and execution of the Transaction Documents in excess of $250,000 in the aggregate and, in the event that the Closing does not occur, the Company’s obligations under this provision shall not exceed reasonable and documented expenses of up to $200,000 in the aggregate, and (ii) all out-of-pocket expenses incurred by the Investors in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, including its rights under this Section 8.1, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Notes.

Section 8.2 Consent to Jurisdiction, Waiver of Jury Trial.

(a) Each of the Company and each Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the City and State of New York, Borough of Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and each Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by Law.

(b) EACH OF THE COMPANY AND EACH INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND EACH INVESTOR (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.2.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 8.3 Entire Agreement; Amendment. This Agreement, together with the annexes and exhibits referred to herein, and the Indenture represent the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. All exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Investors holding at least a majority of the principal amount of the outstanding Notes and Commitments at such time; provided, that, this Agreement shall not be amended without the written consent of the Kayne Investors and the Magnetar Investors for so long as such Investors and their respective Affiliates continue to hold 66 2/3% of the outstanding Notes acquired by such Investors pursuant to this Agreement; provided, further, that, any waiver or amendment in respect of the amount of the Commitments shall require the consent of the affected Investors.

Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Sunnova Energy International Inc.

20 East Greenway Plaza, Suite 475

Houston, TX 77046

Telephone: [***]

Attention: Chief Financial Officer

With a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street, Suite 3200

Houston, TX 77002

Attention:        Justin F. Hoffman

  Travis J. Wofford

If to any Investor, at its address as it appears on the books and records of the Company.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Telephone: [***]

Attention:        Matthew Pacey

  Julian Seiguer

  Bryan Flannery

Any party hereto may from time to time change its address for notices by giving at least ten (10) days’ advance written notice of such changed address to the other parties hereto.

Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6 Headings; Construction. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America.

Section 8.7 Successors and Assigns. Each Investor may assign its rights or obligations pursuant to this Agreement to any of its Affiliates, subject to such assignee Affiliate making the representations and warranties set forth in Article III as of the date of such Transfer. Except as specifically permitted in the foregoing sentence and in Section 1.3, no Investor may assign its rights or obligations pursuant to this Agreement to any Person without the prior written consent of the Company in its sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 8.9 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by digital or electronic transmission, such transmission shall constitute delivery of the manually executed original.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 8.10 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.11 No Third Party Beneficiaries. This Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 8.12 Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Company, each of the Company and the Investors shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 8.13 Survival of Provisions. The covenants made in this Agreement shall survive the Closing Date and remain in full force and effect until payment in full in cash and discharge of all Notes then outstanding under the Indenture. The agreements and obligations of the Company set forth in Article VII shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 8.14 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the Company and the Investors representing a majority of the aggregate Commitment; (b) by written notice from either the Company or the Investors representing a majority of the Notes, if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable; (c) by written notice from either the Company or the Investors representing a majority of the Notes, if the Closing does not occur by 11:59 p.m. New York City time on the End Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.14(c) shall not be available to any Party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; (d) by notice given from the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Investors in this Agreement such that the conditions in Section 7.2(iii) would not be satisfied and which have not been cured by the Investors five Business Days after receipt by the Investors of written notice from the Company requesting such inaccuracies or breaches to be cured; (e) by notice given by the Investors representing a majority of the aggregate Commitment, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 7.1(i) would not be satisfied and which have not been cured by the Company within five Business Days after receipt by the Company of written notice from the Investors requesting such inaccuracies or breaches to be cured.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Section 8.15 Certain Effects of Termination. In the event that this Agreement is terminated pursuant to this Section 8.15, (a) except as set forth in Section 8.15(b) and in Article X, this Agreement shall become null and void and have no further force or effect, but the Parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination; and (b) regardless of any purported termination of this Agreement, the provisions of Section 8.16 and Article X shall remain operative and in full force and effect as between the Company and the Investors, unless the Company and the Investors possessing the right to acquire not less than majority of the Notes execute a writing that expressly terminates such rights and obligations as between the Company and the Investors.

Section 8.16 Non-Disclosure.

(a) Subject to Section 8.16(b), each Party agrees to use all non-public, confidential or proprietary information (financial and non -financial) disclosed to it by any other Party in connection with this Agreement or the Notes solely for the purposes of the transactions contemplated thereby and to treat all such information confidentially; provided, that nothing herein shall prevent the Investors from disclosing any such information (i) to purchasers or prospective purchasers of the Notes who agree in writing to be bound by the provisions of this Section 8.16, (ii) to investors or prospective investors in funds or accounts managed, advised or sub-advised by Affiliates of, or entities designated by, any of the Investors; provided that such Investor shall instruct such investors or prospective investors to comply with the provisions of this Section 8.16, (iii) pursuant to the order of any court or administrative agency, (iv) subject to the next sentence of this Section 8.16(a), upon the request or demand of any regulatory authority having jurisdiction over any Party or its Affiliates, (v) to the extent that such information was or becomes publicly available other than by reason of disclosure by the Parties in violation of this Agreement or was or becomes available to any Party or its Affiliates from a source which is not known by such Party to be subject to a confidentiality obligation to any other Party, (vi) to the extent such information was independently developed by any Party without reference to such non-public information, or (vii) to the Affiliates, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the sale of the Notes; provided that each Party shall use its commercially reasonable efforts to cause its Affiliates, employees, legal counsel, independent auditors and other experts or agents to comply with this Section 8.16(a) and shall be liable to any other affected Party under this Section 8.16(a) for any breach by its Affiliates or employees of the terms of this Section 8.16(a). In the event that any Party is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigation demand, or similar process to disclose any non-public information, it will notify such other affected Parties promptly of the request or requirement so that it may seek an appropriate protective order or waive compliance with the provisions of this Section 8.16(a); provided that, in the event that such affected Party is unable to obtain such a protective order, it shall use its commercially reasonable efforts to seek an order or other assurance that confidential treatment will be accorded to such portion of the nonpublic information required to be disclosed as the affected Party shall designate; provided, further, that no such notification shall be required for any request for information or documents in connection with audit or regulatory examinations in the ordinary course of the Parties’ respective businesses or those of their respective Affiliates. Nothing in this paragraph shall limit the Company’s right to file or disclose any information or documents relating to the transactions relating to the Notes it determines in good faith are required to be furnished or filed with the Commission.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

(b) Other than filings made by the Company with the Commission, the Company may disclose the identity of, or any other information concerning, the Investors or any of their respective Affiliates only after providing the Investors a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided, however, that nothing in this Section 8.16 shall delay any required filing or other disclosure with the NYSE or any Governmental Authority or otherwise hinder the Company’s ability to timely comply with applicable Law or rules and regulations of the NYSE or other Governmental Authority.

(c) Prior to making any public statements or issuing any press releases with respect to the transactions contemplated by the Transaction Documents, each Party will consult with the other Parties hereto and consider in good faith any comments provided by such other parties; provided that no Party will make any public statement or issue any press release that attributes comments to any other Party or that indicates the approval of any other Party of the contents of any such public statement or press release (or portion thereof) without the prior written approval of the other Parties hereto.

ARTICLE IX

INVESTOR CONSENT RIGHT

Section 9.1 Consent Right. Notwithstanding anything to the contrary in the Indenture, neither the Company nor any successor thereto shall amend the Indenture or issue any Indebtedness pursuant to Section 4.10(b)(xi) thereof without the written consent of the Kayne Investors and the Magnetar Investors, in each case for so long as such Investors and their Affiliates continue to hold 66 2/3% of the outstanding Notes acquired by such Investors pursuant to this Agreement, as reduced by any amount of Notes redeemed by the Company pursuant to Section 16.01(b) of the Indenture.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification by the Company. The Company agrees to indemnify each Investor and Option Party and the respective directors, officers, advisors, agents and employees of each such Investor and Option Party (collectively, “Investor Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, or arising out of, a breach of a representation or warranty by the Company in this Agreement or a failure by the Company to comply with its

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

covenants in this Agreement; provided that, (a) no Investor Related Party shall be entitled to recover special, consequential or punitive damages, except for any such special, consequential or punitive damages included in any third party claim in connection with which such Indemnified Party is entitled to indemnification and (b) no Investor Related Party shall be entitled to recover costs, losses, liabilities, damages, or expenses arising from the fraud, gross negligence or willful misconduct of an Investor Related Party or a dispute solely amongst Investor Related Parties to which the Company is not a party.

Section 10.2 Additional Limitations on Indemnification. The Company’s maximum aggregate liability under this Article X will be limited to the aggregate principal amount of the Notes outstanding on such date, but in no event greater than the aggregate Commitment. Notwithstanding anything to the contrary contained herein, any damages otherwise indemnifiable under this Article X shall be reduced by the amount of insurance proceeds actually recovered by the Investor Related Parties in respect of such damages (net of costs of collection, deductibles and retro-premium adjustments). Damages shall be determined without duplication of recovery by reason of the state of facts giving rise to such damages constituting a breach of more than one representation or warranty. Any claim for indemnification relating to a breach of a representation and warranty must be made in writing no later than the earlier of (a) one (1) year after the payment in full in cash and discharge of all Notes then outstanding under the Indenture and (b) two (2) years after the Closing Date.

Section 10.3 Indemnification Procedure. Promptly after any Investor Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party (including in house counsel) shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select one firm of separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, neither the Indemnifying Party nor the Indemnified Party shall settle any indemnified claim without the consent of the other (such consent not to be unreasonably withheld), unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by such other party. The remedies provided for in this Article X are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE XI

EXISTING NOTES MATTERS

Section 11.1 Exchange of Existing Notes. Upon the delivery by the Existing Investors to the Company of all the outstanding principal amount of the Existing Notes in exchange for an equal principal amount of Notes, the Existing Purchase Agreement shall automatically be deemed terminated and the parties thereto shall be released from their obligations thereunder; provided, that this Section 11.1 shall not apply in the event the Closing does not take place.

(Signature Page Follows)

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

COMPANY:

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ Walter A. Baker
Name:	Walter A. Baker
Title:	Executive Vice President, General Counsel and Secretary

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

INVESTORS:

KAYNE MULTIPLE STRATEGY FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P., its general partner By: Kayne Anderson Investment Management, Inc., its general partner

By:	/s/ Paul Blank
Name:	Paul Blank
Title:	Chief Operating Officer

KAYNE SOLUTIONS FUND L.P.

By: Kayne Solutions Marketable Securities LLC, as its nominee

By:	/s/ Jon Levinson
Name:	Jon Levinson
Title:	Managing Partner, Kayne Solutions Fund GP, L.P., manager of Kayne Solutions Marketable Securities LLC

SAN BERNARDINO COUNTY EMPLOYEES’ RETIREMENT ASSOCIATION

By: Kayne Anderson Capital Advisors, L.P., its investment manager

By:	/s/ Paul Blank
Name:	Paul Blank
Title:	Chief Operating Officer

By:	/s/ Michael O’Neil
Name:	Michael O’Neil
Title:	Chief Compliance Officer

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

TFGI HOLDINGS LLC

By: Kayne Solutions Manager, L.P., its investment manager

By:	/s/ Jon Levinson
Name:	Jon Levinson
Title:	Managing Partner

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

LIBERTY MUTUAL OPPORTUNISTIC INVESTMENTS LLC

By:	/s/ Thoms Gaylord
Name:	Thomas Gaylord
Title:	Vice President

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

MTP Energy Master Fund LLC
By MTP Energy Management LLC, its managing member
By Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

MTP Emerald Fund LLC
By MTP Energy Management LLC, its Manager
By Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

MTP Energy Opportunities Fund III LLC

By: MTP Energy Management LLC, its managing member By: Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

TORTOISE ENERGY INFRASTRUCTURE CORP. By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

TORTOISE MIDSTREAM ENERGY FUND, INC. By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

TORTOISE DIRECT OPPORTUNITIES FUND II, LP By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

TORTOISE ESSENTIAL ASSETS INCOME TERM FUND By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

Kayne Anderson Capital Advisors, L.P., solely in its capacity as an Option Holder By: Kayne Anderson Investment Management, Inc., its general partner

By:	/s/ Paul Blank
Name:	Paul Blank
Title:	Chief Operating Officer

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

MTP Energy Management LLC, solely in its capacity as an Option Holder

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

Tortoise Capital Advisors, L.L.C., solely in its capacity as an Option Holder

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

[Signature Page to Purchase Agreement]

ANNEX A TO THE

PURCHASE AND EXCHANGE AGREEMENT

DEFINITIONS

“2019 Long-Term Incentive Plan” has the meaning assigned to such term in Section 4.3 hereof.

“2019 Registration Rights Agreement” means that certain registration rights agreement, made as of December 23, 2019, by and among Sunnova Energy International Inc. and certain stockholders party thereto.

“Additional Notes” has the meaning assigned to such term in Section 1.3 hereof.

“Amendment to Registration Rights Agreement” has the meaning assigned to such term in the Recitals hereof.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Amended and Restated Piggy-back Registration Rights Agreement” means that certain piggy-back registration rights agreement, made as of July 29, 2019, by and among Sunnova Energy International Inc. and certain stockholders party thereto.

“Anti-Money Laundering Laws” has the meaning assigned to such term in Section 4.13 hereof.

“Antitrust Law” means the HSR Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions, including transactions, acquisitions and mergers, having the purpose or effect of creating or strengthening a dominant position, monopolization, lessening of competition or restraint of trade.

“Board Designation Agreement” has the meaning assigned to such term in the Recitals hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, dated as of July 29, 2019.

“Closing” has the meaning assigned to such term in Section 1.2 hereof.

“Closing Date” shall mean the date on which Closing takes place, which shall occur on or prior to the End Date.

“Code” means the United States Internal Revenue Code of 1986, as amended.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

“Commission” shall mean the Securities and Exchange Commission or any successor entity.

“Commitment” shall mean a Purchase Commitment or an Exchange Commitment.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Commonly Controlled Entity” means any Person that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c) or (m) of the Code.

“Company SEC Documents” shall mean the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act, collectively.

“Date of Delivery” has the meaning assigned to such term in Section 1.3 hereof.

“End Date” has the meaning assigned to such term in Section 1.2 hereof.

“Enforceability Exceptions” has the meaning assigned to such term in Section 3.2 hereof.

“Environmental Laws” has the meaning assigned to such term in Section 4.9 hereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” has the meaning assigned to such term in the Recitals hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Commitment” has the meaning assigned to such term in Section 2.1 hereof.

“Exchanged Notes” has the meaning assigned to such term in the Recitals hereof.

“Existing Investors” has the meaning assigned to such term in the Recitals hereof.

“Existing Notes” has the meaning assigned to such term in the Recitals hereof.

“Existing Purchase Agreement” has the meaning assigned to such term in the Recitals hereof.

“Existing Trustee” has the meaning assigned to such term in the Recitals hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” has the meaning assigned to such term in the Indenture.

“Indemnified Party” has the meaning assigned to such term in Section 10.3 hereof.

“Indemnifying Party” has the meaning assigned to such term in Section 10.3 hereof.

“Indenture” has the meaning assigned to such term in the Recitals hereof.

“Intellectual Property” has the meaning assigned to such term in Section 4.8 hereof.

“Interest Settlement” has the meaning assigned to such term in Section 2.2 hereof.

“Investor Related Parties” has the meaning assigned to such term in Section 10.1 hereof.

“Investors” has the meaning assigned to such term in the Recitals hereof.

“IT Systems” has the meaning assigned to such term in Section 4.30 hereof.

“Joinder” shall mean, with respect to any person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such person, providing such person to have all the rights and obligations of an Investor under this Agreement, in such form as may be agreed to by the Company and such Investor.

“Kayne Investors” has the meaning assigned to such term in the Recitals hereof.

“Knowledge” or any other similar knowledge qualification, means the actual knowledge of those persons listed on Schedule 1, in each case without any duty of investigation or inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liens” has the meaning assigned to such term in Section 2.4 hereof.

“Magnetar Investors” means each of MTP Energy Master Fund LLC, MTP Emerald Fund LLC and MTP Energy Opportunities Fund III LLC and their respective Affiliates.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, property or financial condition of the Company and its Subsidiaries, taken as a whole, excluding the effect of events, developments and circumstances affecting the electric utility industry generally or (b) the ability of the Company to perform any of its material obligations under the Transaction Documents.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any Commonly Controlled Entity makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions or to which the Company or any Commonly Controlled Entity has any liability (including any contingent liability).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

“Notes” has the meaning assigned to such term in the Recitals hereof.

“NYSE” shall mean the New York Stock Exchange.

“Option” has the meaning assigned to such term in Section 1.3 hereof.

“Option Expiration Date” has the meaning assigned to such term in Section 1.3 hereof.

“Option Holder” shall mean each entity set forth on Exhibit D hereto and any transferee of an Option pursuant to the provisions of Section 1.3 hereof.

“Pension Plan” means any employee pension benefit plan (including a Multiemployer Plan) that is maintained or is contributed to by the Company or any Commonly Controlled Entity or to which the Company or any Commonly Controlled Entity has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Personal Data” has the meaning assigned to such term in Section 4.30 hereof.

“Plan” means each employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any Commonly Controlled Entity or any such Plan to which the Company or any Commonly Controlled Entity is required to contribute on behalf of any of its employees or to which the Company or any Commonly Controlled Entity has any liability.

“Purchase Commitment” has the meaning assigned to such term in Section 1.1 hereof

“Purchased Notes” has the meaning assigned to such term in the Recitals hereof.

“Registration Rights Agreement” has the meaning assigned to such term in the Recitals hereof.

“Sanctioned Country” has the meaning assigned to such term in Section 4.17 hereof.

“Sanctions” has the meaning assigned to such term in Section 4.17 hereof.

“Sarbanes-Oxley Act” has the meaning assigned to such term in Section 4.26 hereof.

“Second Amended and Restated Registration Rights Agreement” means that certain registration rights agreement, made as of July 29, 2019, by and among Sunnova Energy International Inc. and certain stockholders party thereto.

“Securities” means the Notes and the shares of Common Stock issuable upon conversion of the Notes in accordance with the Indenture.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

“Significant Subsidiary” means a Subsidiary of the Company, the total assets (after intercompany eliminations) of which exceeds $15,000,000.

“Subsidiary” has the meaning assigned to such term in the Indenture.

“Supplemental Listing Application” shall mean the application of the Company to the NYSE for the listing of additional shares of the Company’s Common Stock on the NYSE.

“Tax” or “Taxes” means any and all federal, state, county, local, foreign and other present or future taxes (including income, profits, premium, disability, alternative minimum, stamp, value added, goods and services, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related, and property taxes), levies, imposts, duties, deductions, and other similar governmental charges, assessments or withholdings imposed by any Governmental Authority whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

“Tax Return” means any federal, state, local, foreign and other applicable return, declaration, report, claim for refund, information return or statement or other document (including any related or supporting attachments, schedules, statements or information and any amendments thereof) filed or required to be filed with the U.S. Internal Revenue Service or any other Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Tortoise Investors” has the meaning assigned to such term in the Recitals hereof.

“Transaction Documents” means this Agreement (including any Joinder), the Indenture, the Registration Rights Agreement, the Amendment to Registration Rights Agreement, the Board Designation Agreement and the Notes.

“Transactions” means the transactions contemplated by this Agreement.

“Transfer” means a direct or indirect sale, offer, transfer, assignment, mortgage, hypothecation, gift, pledge or disposal of, entry into or agreement to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition.

“Trustee” has the meaning assigned to such term in the Recitals hereof.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ANNEX B TO THE

PURCHASE AND EXCHANGE AGREEMENT

RULES OF CONSTRUCTION

Unless the context otherwise requires:

1.

references herein to the “Company,” the “Investors” or the “Subsidiaries” shall include such Person’s respective successors and permitted assigns, in each case, in accordance with the terms and provisions of the Transaction Documents;

2.	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

3.	“or” is not exclusive;

4.	words in the singular include the plural, and in the plural include the singular;

5.	the meanings of the words “will” and “shall” are the same when used to express an obligation;

6.

references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

7.	“herein,” “hereof” and other words of similar import refer to this Agreement as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision;

8.	“United States”, “U.S.” and “U.S.A.” means the “United States of America”;

9.	references to “including” shall be deemed to mean “including, but not limited to”; and

10.

references to agreements or documents shall be references to such agreements or documents as amended, supplemented, modified or replaced from time to time unless otherwise prohibited by this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ANNEX C TO THE

PURCHASE AND EXCHANGE AGREEMENT

FORM OF INDENTURE

(See attached.)

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ANNEX D TO THE

PURCHASE AND EXCHANGE AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

(See attached.)

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ANNEX E TO THE

PURCHASE AND EXCHANGE AGREEMENT

FORM OF AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

(See attached.)

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

ANNEX F TO THE

PURCHASE AND EXCHANGE AGREEMENT

FORM OF BOARD DESIGNATION AGREEMENT

(See attached.)

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT A TO THE

PURCHASE AND EXCHANGE AGREEMENT

The information in this exhibit has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[Exhibit A is maintained within the books and records of the Company]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT B TO THE

PURCHASE AND EXCHANGE AGREEMENT

FORM OF SOLVENCY CERTIFICATE

SUNNOVA ENERGY INTERNATIONAL INC.

May __, 2020

This certificate (this “Solvency Certificate”) is delivered pursuant to Section 7.1(ii) of the Purchase and Exchange Agreement dated as of May __, 2020 (the “Purchase Agreement”), among Sunnova Energy International Inc., a Delaware corporation (the “Company”), and the Investors from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

The undersigned hereby certifies, solely in his capacity as an officer of the Company and not in his individual capacity, as follows:

1.

I am the Chief Financial Officer of the Company. I am familiar with the Transactions, and have reviewed the Purchase Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.

2.

As of the date hereof, immediately after giving effect to the consummation of the Transactions, on and as of such date (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as Chief Financial Officer of the Company and not individually and the undersigned shall have no personal liability to the Investors with respect thereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT C TO THE

PURCHASE AND EXCHANGE AGREEMENT

FORM OF

OFFICERS’ CERTIFICATE

SUNNOVA ENERGY INTERNATIONAL INC.

May __, 2020

This certificate (this “Officers’ Certificate”) is delivered pursuant to Section 7.1(iv) of that certain Purchase and Exchange Agreement dated as of May __, 2020 (the “Agreement”), by and among Sunnova Energy International Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages thereto (the “Investors”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

The undersigned, _____ and _____, hereby certify that they are the duly elected _____ and _____, respectively, of the Company, and that as such, they are authorized to execute this Officers’ Certificate, and they further certify to Investors in such capacity that:

1. We have read the conditions precedent provided for in the Agreement with respect to the obligation of the Investors to purchase Notes on the Closing Date and the definitions relating thereto;

2. We have examined such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed;

3. We believe that the procedures described in the foregoing paragraphs 1 and 2 are sufficient to enable us to express an informed opinion as to whether the conditions precedent referred to above have been complied with; and

4. Based upon such procedures, we are of the opinion that all conditions precedent provided for in the Agreement are satisfied, except with respect to any condition that will be satisfied concurrently with the Closing Date; provided, that, to the extent any such delivery or other condition requires satisfaction of any Investor or any other person other than the Company, the foregoing certification shall be to the Company’s Knowledge.

This Officers’ Certificate is being delivered by each undersigned officer only in his capacity as _____ and _____, respectively, of the Company and not individually and the undersigned shall have no personal liability to the Investors with respect thereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT D TO THE

PURCHASE AND EXCHANGE AGREEMENT

The information in this exhibit has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[Exhibit D is maintained within the books and records of the Company]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

Schedule 1

Knowledge Persons

William J. Berger, Chief Executive Officer

Robert L. Lane, Executive Vice President and Chief Financial Officer

Walter A. Baker, Executive Vice President, General Counsel and Secretary

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.